Exhibit 99.5

FORM OF ELECTION

As described in the joint proxy statement/prospectus you have received in connection with the acquisition of Web.com, Inc. (“Web.com”) by Website Pros, Inc. (“Website Pros”), holders of Web.com common stock are entitled to elect to receive for their shares of Web.com common stock either cash or stock, subject to the adjustments described in the joint proxy statement/prospectus. To elect to receive either cash or stock with respect to your shares of Web.com common stock, you must deliver a properly completed and duly executed Election form to Wells Fargo Shareowner Services (the “Exchange Agent”) on or before 5:00 p.m., Pacific time, on September 26, 2007 (the “Election Deadline”).

If you complete this form but do not make any elections above, or if you do not make an election on or before the Election Deadline, or if you make an invalid election, you will be treated as if you had made a stock election. Remember, regardless of your elections set forth below, the mix of consideration you will receive may be adjusted based upon the elections received by other Web.com shareholders.

TO BE VALID, THIS ELECTION FORM MUST BE DELIVERED TO THE EXCHANGE AGENT AT THE APPLICABLE ADDRESS SET FORTH IN THE GENERAL INSTRUCTIONS ON PAGE 2.

BOX A—Signature of Registered Shareholders
(Must be signed to be valid)

Signature

Signature

Telephone Number

BOX B—Medallion Guarantee
If the person executing above in Box A is not the stockholder, your signature must be Medallion Guaranteed by an eligible financial institution.

Note: A notarization by a notary public is not acceptable

BOX C—ELECTION TYPE
☐ Check here if you are electing to receive cash in exchange for ALL of your shares of Web.com common stock
☐ Check here if you are electing to receive shares of Website Pros common stock in exchange for ALL of your shares of Web.com common stock

☐   Check here if you are electing to receive cash for                shares and Website Pros common stock for all remaining shares. Note: If you check this box but do not fill in the blank, you will be deemed to have elected to receive shares of Website Pros common stock in exchange for all of your shares of Web.com common stock.

General Instructions

Please read this information carefully.

•       BOX A-Signatures:   All registered shareholders must sign as indicated in Box A. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU MAY ALSO VIEW THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

•       BOX B-Signature Guarantee:   Box B only needs to be completed if the signatory is someone signing on behalf of a registered shareholder. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•       BOX C-Election Type:   Check the appropriate box to indicate the type of election you wish to make.

•       Election Deadline:   To be valid, a properly completed and executed Election Form must be received by the Exchange Agent on or before 5:00 p.m. Pacific time on Wednesday, September 26, 2007.

•       Post-Election Transfer:   Any election made with respect to shares that are transferred after the election has been made will be void. The transferee of such shares shall be permitted to make an election if such election is received by the by the Exchange Agent on or before 5:00 p.m. Pacific time on Wednesday, September 26, 2007.

•       Deficient Presentments:   If you do not properly complete this form, your election will be invalid.

•       Returning Election Form:   Return this completed and signed Election Form only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, and any Election Form not received by the Election Deadline will be void.

By Mail to:	By Overnight Courier or Hand-Delivery to:
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64854	161 North Concord Exchange
St. Paul, MN 55164-0854	South St. Paul, MN 55075

For additional information please contact our Shareowner Relations Department at 1-800-380-1372.